Exhibit (e)(6)

[For All Directors other than Goldwasser and Fagenson]

FORM OF RESIGNATION

April 27, 2016

Board of Directors

National Holdings Corporation

410 Park Ave, 14th Floor

New York, New York 10022

Re: Resignation

Members of the Board:

Reference is made to the Agreement and Plan of Merger, dated as of April 27, 2016, by and among National Holdings Corporation, a Delaware corporation, Fortress Biotech, Inc., a Delaware corporation, and FBIO Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, hereinafter called the “Merger Agreement.” Effective as of the Acceptance Time, I hereby irrevocably resign as a director of National Holdings Corporation. For the avoidance of doubt, my resignation shall not be effective unless and until the Acceptance Time. If the Acceptance Time does not occur, this letter shall terminate and be of no further force and effect automatically in the event (and at such time as) the Offer is terminated. All capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Resignation as of the date first written above.

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[For Goldwasser and Fagenson]

FORM OF RESIGNATION

April 27, 2016

Board of Directors

National Holdings Corporation

410 Park Ave, 14th Floor

New York, New York 10022

Re: Resignation

Members of the Board:

Reference is made to the Agreement and Plan of Merger, dated as of April 27, 2016, by and among National Holdings Corporation, a Delaware corporation, Fortress Biotech, Inc., a Delaware corporation, and FBIO Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, hereinafter called the “Merger Agreement.” Effective as of the Effective Time, I hereby irrevocably resign as a director of National Holdings Corporation. For the avoidance of doubt, my resignation shall not be effective unless and until the Effective Time occurs. If the Acceptance Time does not occur, this letter shall terminate and be of no further force and effect automatically in the event (and at such time as) the Offer is terminated. All capitalized terms used herein shall have the meanings given to such terms in the Merger Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Resignation as of the date first written above.

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